UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2004

VESTIN GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino Avenue, Suite 206 Las Vegas, Nevada		89102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former name or former address, if changed since last report.)

ITEM 4. Changes in Registrant’s Certifying Accountants.

On January 27, 2004, Ernst & Young LLP (“E&Y”) informed Vestin Group, Inc. (the “Company”) and the Audit Committee (the “Audit Committee”) of the Company in writing of its decision not to stand for re-election as the Company’s independent auditors, which would be effective upon the completion of its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2003. The Audit Committee has engaged Moore, Stephens, Wurth, Frazer & Torbet, LLP as the independent auditors of the Company upon the completion of E&Y’s audit.

E&Y’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the 2002 and 2003 fiscal years, and the subsequent interim period through the date hereof, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their reports.

The Company has requested E&Y to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated February 3, 2004, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7. Exhibits

Exhibit
Number	Description of Exhibit

16.1	Letter, dated February 3, 2004, of Ernst & Young LLP

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Group, Inc. a Delaware corporation

Date: February 3, 2004
	By:	/s/ John W. Alderfer John W. Alderfer Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

16.1	Letter, dated February 3, 2004, of Ernst & Young LLP